 Exhibit 99.1

Pacific Energy Development Provides

NYSE MKT Compliance Update

May 9, 2017 – PEDEVCO Corp. d/b/a Pacific Energy Development (NYSE MKT: PED) (the “Company”) today reported that on May 3, 2017, the Company was notified by the NYSE MKT LLC (the “Exchange”) that, as a result of the Company’s one-for-ten reverse split of its outstanding common stock that took effect on April 7, 2017, the Company has regained compliance with Section 1003(f)(v) of the NYSE MKT Company Guide (“Company Guide”), which requires the thirty-day average closing price per share of the Company’s common stock to be at or above $0.20 per share.

In addition, on May 3, 2017, the Company received notice from the Exchange that the Company is not in compliance with Sections 1003(a)(i), (ii) and (iii) of the Company Guide since it reported stockholders’ equity of less than $2,000,000 at December 31, 2016 and has incurred net losses in its five most recent fiscal years ended December 31, 2016. The Exchange previously notified the Company that it was out of compliance with the Exchange’s $6,000,000 minimum stockholders’ equity standard under Section 1003(a)(iii) on December 27, 2016, as reported by the Company in a Current Report on Form 8-K filed on December 30, 2016. As previously reported by the Company in a Current Report on Form 8-K filed on February 17, 2017, the Company submitted a plan of compliance (“Plan”) to the Exchange designed to regain compliance under Section 1003(a)(iii) of the Company Guide, which was accepted by the Exchange on February 13, 2017, and which Plan, if achieved as contemplated, would increase the Company’s stockholders’ equity well-above the Exchange’s minimum continued listing standards required under Sections 1003(a)(i), (ii) and (iii) of the Company Guide. As such, no new or revised Plan is required to be submitted by the Exchange at this time, and the Company believes it is making progress consistent with the Exchange-approved Plan.

Notwithstanding the notice, the Company’s common stock will continue to be listed and trade on the Exchange and the Exchange’s notification does not have any immediate effect on the listing of the Company’s shares on the Exchange, except that until the Company regains compliance with the Exchange’s listing standards, a “.BC” indicator will be affixed to the Company’s trading symbol. The Company’s business operations, Securities and Exchange Commission (SEC) reporting requirements and debt instruments are unaffected by the notification, provided that if the Company is not in compliance with the continued listing standards by June 27, 2018, the Company will be subject to the Exchange’s delisting procedures.

Mr. Michael Peterson, the President and Chief Executive Officer of the Company, commented, “We are pleased to have regained compliance with the Exchange’s “minimum stock price” continued listing requirement, and continue to work diligently toward consummation of one of several potential transactions currently being pursued which, if completed as planned, would significantly increase our stockholders’ equity well-above the Exchange’s minimum continued listing standards, and position our company on an even stronger footing as we continue to seek to execute our business plan and strive to build shareholder value.”

About Pacific Energy Development (PEDEVCO Corp.)

PEDEVCO Corp, d/b/a Pacific Energy Development (NYSE MKT: PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects, including shale oil and gas assets, in the United States. The Company’s principal asset is its D-J Basin Asset located in the D-J Basin in Colorado. Pacific Energy Development is headquartered in Danville, California, with an operations office in Houston, Texas.

Cautionary Statement Regarding Forward Looking Statements

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Acts”). In particular, when used in the preceding discussion, the words “estimates,” “believes,” “hopes,” “expects,” “intends,” “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Company's control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 and subsequently filed Quarterly Reports on Form 10-Q under the heading "Risk Factors". The Company operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements, except as otherwise required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. Readers are also urged to carefully review and consider the other various disclosures in the Company's public filings with the Securities Exchange Commission (SEC).

Contacts
Pacific Energy Development

1-855-733-3826
PR@pacificenergydevelopment.com

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